UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 4, 2008

TXCO Resources Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-9120	84-0793089
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

777 East Sonterra Blvd., Suite 350
San Antonio, Texas	78258
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (210) 496-5300

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Statements in this Current Report on Form 8-K which are not historical, including statements regarding the Company’s or management’s intentions, hopes, beliefs, expectations, representations, projections, estimations, plans or predictions of the future with respect to the proceeds of the private placement described below, are forward-looking statements and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. It is important to note that actual results may differ materially from the results predicted in any such forward-looking statements. Investors are cautioned that all forward-looking statements involve risks and uncertainty, including without limitation, the costs of exploring and developing new oil and natural gas reserves, the price for which such reserves can be sold, environmental concerns affecting the drilling of oil and natural gas wells, as well as general market conditions, competition and pricing. Please refer to the “Risk Factors” section of our Form 10-K for the year ended December 31, 2007.  Readers are urged not to place undue reliance on these forward-looking statements, which speak only as of the date of this report. The Company assumes no responsibility to update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this report, other than as may be required by applicable law or regulation.

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

As previously disclosed in the Current Report on Form 8-K filed on February 29, 2008, TXCO Resources Inc. (the "Company") entered into a Securities Purchase Agreement with the buyers listed therein on February 28, 2008 (the "Securities Purchase Agreement") related to the sale, in a private placement, of an aggregate of $20 million of shares of the Company’s Series E Convertible Preferred Stock (the “Series E Preferred Stock”) and the exchange of the issued and outstanding shares of the Company’s Series C Convertible Preferred Stock for shares of the Company’s Series D Convertible Preferred Stock (the "Series D Preferred Stock"). Pursuant to the Securities Purchase Agreement, the buyers had the option to purchase up to an additional $30 million of shares of Series D Preferred Stock by delivering written notice to the Company on or prior to March 20, 2008 (or, at the Company’s option, May 20, 2008).  On March 20, 2008, the Company received a notice from one of the buyers electing to exercise its option to purchase an additional 13,909 shares of Series D Preferred Stock at a purchase price of $1,000 per share.  The closing of the sale of the additional 13,909 shares of Series D Preferred Stock occurred on April 4, 2008.

The Company intends to use the net proceeds from the sale of the additional shares of Series D Preferred Stock to complement funding of the Company’s 2008 CAPEX drilling program and to purchase. In addition, the Company will use the proceeds to purchase its convertible preferred stock hedge transaction, or “call spread”. In addition, the Company may use the proceeds in the short term to repay certain outstanding indebtedness, as well as other general corporate and working capital purposes.

In connection with the offer and sale of the additional shares of Series D Preferred Stock, the Company has entered into convertible preferred stock hedge transactions, or “call spread” transactions, with the buyer of the additional shares of Series D Preferred Stock (the “Counterparty”). These transactions are intended to reduce the potential dilution upon conversion of the additional shares of Series D Preferred Stock, if the market value per share of the Company’s common stock at the time of exercise is greater than approximately 120% of the issue price (which corresponds to the initial conversion price of the Series D Preferred Stock). These transactions include a purchased call option and a sold call option. The Company’s net cost for these transactions totals $927,280, which the Company will pay using a portion of the net proceeds of the sale of the additional shares of Series D Preferred Stock. The purchased call option covers approximately the same number of shares of the Company’s common stock, par value $0.01 per share, which, under most circumstances, represents the maximum number of shares of common stock underlying the additional shares of Series D Preferred Stock. The sold call option has an exercise price of 150% of the issue price and is expected to result in some dilution should the price of the Company’s common stock exceed this exercise price. The call spread transactions are separate agreements with the Counterparty; they are not governed by the Securities Purchase Agreement. Copies of the Call Option Transaction documents are filed as Exhibits 10.2 and 10.3 hereto and are incorporated herein by reference.

This summary of the Securities Purchase Agreement and the Call Spread Transactions does not purport to be complete and is subject to and qualified in its entirety by reference to the transaction documents, filed herewith and incorporated by reference herein as Exhibits 10.1, 10.2 and 10.3, respectively.  There are representations and warranties contained in the transaction documents that were made by the parties to each other as of specific dates.  The assertions embodied in the representations and warranties were made solely for purposes of the transaction documents and may be subject to important qualifications and limitations agreed to by the parties in connection with negotiating the transaction documents’ terms.  Moreover, certain representations and warranties may not be accurate and complete as of any specified date because (i) they may be subject to contractual standards of materiality that differ from standards generally applicable to shareholders, or (ii) they may have been used to allocate risk among the parties rather than to establish matters as facts. Based on the foregoing you should not rely on the representations and warranties as statements of factual information

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES

Preferred Stock

On April 4, 2008, in a private placement transaction, the Company issued and sold 13,909 additional shares of Series D Preferred Stock pursuant to the Securities Purchase Agreement. The purchase price for each share of Series D Preferred Stock was $1,000. The shares were issued in a transaction exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended, and Rule 506 thereunder.

The Company intends to use the net proceeds from the sale of the additional shares of Series D Preferred Stock to complement funding of the Company’s 2008 CAPEX drilling program and to purchase. In addition, the Company will use the proceeds to purchase its convertible preferred stock hedge transaction, or “call spread”. In addition, the Company may use the proceeds in the short term to repay certain outstanding indebtedness, as well as other general corporate and working capital purposes.

Under the terms of the Certificate of Designations, Preferences and Rights of Series D Convertible Preferred Stock of TXCO Resources Inc. (the “Series D Certificate”), which has been filed with the Secretary of State of Delaware, the Series D Preferred Stock is convertible into the Company’s common stock at a price of $14.48 per share, as may be adjusted in accordance with the Series D Certificate. On conversion, the Company is to pay the holders “make whole” amounts (i.e., amounts totaling three years of dividends less any dividends actually paid) and “additional” amounts (i.e., accrued but unpaid scheduled dividends) as set forth in the Series D Certificate. Holders of such Series D Preferred Stock are entitled to receive dividends, payable quarterly in cash or, under certain conditions, the Company’s common stock, at the rate of 6.5% per annum (or 12% during the continuance of a “Triggering Event” as defined in the Series D Certificate). The Company may force the conversion of the Series D Preferred Stock at the applicable conversion rate if its common stock trades for 30 consecutive trading days at a weighted average price that exceeds 175% of the conversion price, in which case the Company must pay the holders “make whole” amounts and “additional” amounts as set forth in the Series D Certificate. Upon the occurrence of a change of control, holders of the Series D Preferred Stock may require the Company to repurchase their shares for cash at 103% of the adjusted conversion amount, plus 100% of accrued but unpaid dividends, plus the “make whole” amount. Holders of the Series D Preferred Stock may force the Company to redeem their stock (and pay a premium) on the occurrence of certain Triggering Events, which include the Company’s failures to convert Series D Preferred Stock to common stock in accordance with the Certificate; failures to pay amounts due to holders; and breaches of representations, warranties, or covenants in the transaction documents.

The Series D Preferred Stock ranks in priority senior to the Company’s common stock with respect to preferences as to dividends, distributions, and payments upon the Company’s liquidation. The Series D Certificate prohibits the Company from authorizing or issuing additional capital stock that is senior or equal in rank to the Series D Preferred Stock without the express written consent of holders at least 80% of the aggregated shares of each of the Series D Preferred Stock and the Series E Preferred Stock, each voting as a separate class, then outstanding. The Series D Certificate limits the amount of common stock a holder may acquire via conversion of shares of Series D Preferred Stock to 9.99%.

This summary does not purport to be complete and is subject to and qualified in its entirety by reference to the Series D Certificate filed as Exhibit 3.1 and incorporated by reference herein.

Call Option

On April 4, 2008, the Company also sold a call option to a Counterparty, as more fully described in Item 1.01 of this Current Report on Form 8-K. The call option was sold to an accredited investor that is the buyer of the additional shares of Series D Preferred Stock. The call option was issued in a transaction exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended, and Rule 506 thereunder.

ITEM 3.03 MATERIAL MODIFICATION TO RIGHTS OF SECURITY HOLDERS

Following the issuance of the additional shares of Series D Preferred Stock referenced in Items 1.01 and 3.02 of this Current Report on Form 8-K, the Company’s ability to pay dividends on, make distributions with respect to, or redeem, purchase or acquire its common stock is subject to the Company’s obtaining the express written consent of holders of at least 80% of the then outstanding aggregated shares of each of the Series D Preferred Stock and the Series E Preferred Stock, each voting as a separate class.

ITEM 8.01 OTHER INFORMATION

On April 4, 2008, the Company filed a registration statement on Form S-3 with the Securities and Exchange Commission, registering for resale by the buyers under the Securities Purchase Agreement and the related call spread transactions an aggregate of 19,296,805 shares of the Company's common stock:

• 5,686,897 shares of common stock issuable upon the conversion of, and payment of dividends on, the Company's Series D Convertible Preferred Stock;

• 8,753,164 shares of common stock that may be issued to one of the buyers pursuant to call spread transactions entered into in connection with the sale of the Series D Convertible Preferred Stock;

• 1,400,522 shares of common stock issuable upon the conversion of, and payment of dividends on, the Company's Series E Convertible Preferred Stock; and

• 3,456,222 shares of common stock that may be issued to one of the buyers pursuant to a call spread transaction entered into in connection with the sale of the Series E Convertible Preferred Stock.

The filing of such registration statement was pursuant to the terms of the Registration Rights Agreement, dated as of March 4, 2008, entered into in connection with the initial closing of the transactions contemplated by the Securities Purchase Agreement.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits.

Exhibit
Number	Description

3.1
Certificate of Designations, Preferences and Rights of Series D Convertible Preferred Stock of TXCO Resources Inc. (Incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on March 7, 2008)

10.1
Securities Purchase Agreement dated February 28, 2008, by and among the Company and the parties listed therein. (Incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on February 29, 2008)

10.2	Upper Call Option Transaction, dated April 4, 2008.

10.3	Lower Call Option Transaction, dated April 4, 2008.

99.1	Press Release, dated April 7, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TXCO RESOURCES INC.

Date: April 7, 2008	By:	/s/ P. Mark Stark
P. Mark Stark
Chief Financial Officer